UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 20, 2006

Global Income & Currency Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-127253	84-1706025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 World Financial Center 5th, Floor New York, NY	10080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 877-449-4742

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following press release was issued by Global Income & Currency Fund Inc. on July 20, 2006:

Global Income & Currency Fund Inc. (NYSE: GCF)

July 20, 2006 — Global Income & Currency Fund Inc. (NYSE: GCF and CUSIP: 378968101) announced that effective immediately, Ronald Lagnado and Scott Grimberg, each resigned from Nuveen Asset Management, the Fund’s subadviser (the “Subadviser”). Both individuals were members of the Subadviser’s Taxable Fixed Income Team.

Andrew J. Stenwall will continue as the Fund’s lead portfolio manager, supported by the Fund’s broader portfolio management team.

Biographical Information for the Portfolio Management Team:

Andrew J. Stenwall leads the Subadviser’s Taxable Fixed Income Team and is responsible for developing and administering the portfolio strategy of the team. Mr. Stenwall has been a Managing Director of the Subadviser since August 2004. Prior to joining the Subadviser, Mr. Stenwall served as the Fixed Income Chief Investment Officer for Banc of America Capital Management (“BACAP”) from 2002 through 2004, prior to which he was a Managing Director in charge of BACAP’s taxable fixed income management and the leader of its structured products team. Mr. Stenwall joined BACAP in June of 1997.

Christian Romon, Ph.D. is Managing Director—Credit Research and Portfolio Management of the Subadviser’s Taxable Fixed Income Team and he is responsible for managing a team of credit analysts, portfolio managers, and traders that manage all investments in investment grade and high yield corporate debt. Prior to joining the Subadviser in 2004, he was the Managing Director in charge of Credit Research and Portfolio Management and the lead high yield portfolio manager for BACAP. From 1996 through 2000, Dr. Romon was the director of research for Bradford & Marzec, Inc. He also served as the director of fixed-income and equity research for Wertheim Schroder Capital Management, Inc., and as the director of research for Arthur Young. Dr. Romon joined the investment community as a securities research analyst for Paine Webber, Inc. in 1985.

Saied Simozar, Ph.D. is Managing Director—Global Interest Rate Strategies of the Subadviser’s Taxable Fixed Income Team (since December 2004), and is responsible for managing all active interest-rate and currency positions across all taxable fixed-income portfolios. From October 2001 to October 2004, Dr. Simozar was the Managing Director of Global Interest Rate Strategies for BACAP where he was responsible for managing all non-U.S. interest rate positions and emerging market investments. From March 1998 to May 2001, he was a senior portfolio manager for Putnam Investments.

Steven L. Vielhaber is Managing Director—Fixed Income Portfolio Strategies of the Subadviser’s Taxable Fixed Income Team (since January 2005), and is responsible for the execution of taxable fixed income strategies across all portfolios managed by the team. From May 1993 to December 2004, Mr. Vielhaber was the Managing Director in charge of separate accounts for BACAP.

The Fund’s investment adviser is IQ Investment Advisors LLC.

For stockholder related questions, please contact IQ Investment Advisors LLC at (877) 449-4742. You may also visit www.IQIAFunds.com for more information about IQ Investment Advisors LLC and its products and services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Global Income & Currency Fund Inc. (Registrant)

Date: July 20, 2006	By:	/s/ Mitchell M. Cox
	Name:	Mitchell M. Cox
	Title:	President